UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 15, 2010
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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)
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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2010, the Registrant entered into a Credit Agreement among Black Hills Corporation, as Borrower; the financial institutions party thereto, as Banks, JPMorgan Chase Bank, N.A., as Administrative Agent, and JPMorgan Securities LLC and Union Bank of California, N.A., as Co-Lead Arrangers and Joint Book Runners (the “Term Loan”).

The Term Loan is a $100 million, one-year unsecured single-draw term loan.  The Term Loan expires December 14, 2011.  The costs of borrowings under the Term Loan are at a spread of 137.5 basis points over LIBOR.  The Term Loan was used to reduce borrowings under the Registrant’s revolving credit facility.

The Term Loan and the Press Release announcing the Term Loan are filed as Exhibit 10 and Exhibit 99, respectively, to this Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this item is included in Item 1.01.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10
Credit Agreement dated December 15, 2010 among Black Hills Corporation, as Borrower, the financial institutions party thereto, as Banks, JPMorgan Chase Bank, N.A., as Administrative Agent, and JPMorgan Securities LLC and Union Bank of California, N.A., as Co-Lead Arrangers and Joint Book Runners.

99	Press Release dated December 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Anthony S. Cleberg
Anthony S. Cleberg
Executive Vice President
and Chief Financial Officer

Date: December 16, 2010

Exhibit Index

Exhibit No.	Description

10
Credit Agreement dated December 15, 2010 among Black Hills Corporation, as Borrower, the financial institutions party thereto, as Banks, JPMorgan Chase Bank, N.A., as Administrative Agent, and JPMorgan Securities LLC and Union Bank of California, N.A., as Co-Lead Arrangers and Joint Book Runners.

99	Press Release dated December 15, 2010.